DATE:      January 23, 2001

CONTACTS:  Richard F. Komosinski, President and CEO
           Joseph D. Roberto, Senior Vice President, Treasurer and CFO

PHONE:     914-965-2500

FOR IMMEDIATE RELEASE


            YONKERS FINANCIAL CORPORATION REPORTS INCREASES OF 22.2%
              IN NET INCOME AND 20.6% IN DILUTED EARNINGS PER SHARE
                     FOR THE QUARTER ENDED DECEMBER 31, 2000
             AND DECLARES QUARTERLY CASH DIVIDEND OF $0.09 PER SHARE

Yonkers,  New York - January 23, 2001  Yonkers  Financial  Corporation  (NASDAQ:
YFCB) (the "Company"), the holding company for The Yonkers Savings and Loan Association, FA, reported net income of $860,000 or diluted earnings per common share of $0.41 for the quarter ended December 31, 2000, compared to net income of $704,000 or diluted earnings per common share of $0.34 for the quarter ended December 31, 1999, representing a 22.2% increase in net income and a 20.6% increase in diluted earnings per common share. Basic earnings per common share were $0.42 for the quarter ended December 31, 2000, a 20.0% increase, from $.35 for the 1999 quarter.

The Company also announced that the Board of Directors, at its January 19, 2001 meeting, declared a cash dividend of $0.09 per share, payable February 20, 2001 to holders of record as of February 5, 2001. The dividend represents the Company's nineteenth consecutive quarterly cash dividend since converting to stock form.

Commenting on the Company's results Richard F. Komosinski, the Company's President and Chief Executive Officer, said, "We are pleased with our solid financial performance for the first quarter of fiscal 2001. We feel the substantial increase in earnings is consistent with our business plan and look toward the remainder of our fiscal year with confidence."

Total assets at December 31, 2000 amounted to $538.8 million, an increase of $15.9 million, or 3.0%, from $522.9 million at September 30, 2000. Asset growth during the period was funded primarily through growth in the Company's deposit base relating to the expansion of its retail franchise. Deposits increased $14.7 million to $339.8 million at December 31, 2000 from $325.1 million at September 30, 2000.

Funds provided by deposit growth were primarily invested in securities, cash and cash equivalents, and new loans. Total securities increased $8.6 million to $137.2 million at December 31, 2000 from $128.6 million at September 30, 2000. Total cash and cash equivalents increased $5.1 million to $15.3 million at December 31, 2000 from $10.2 million at September 30, 2000. Overall total loans (loans receivable and mortgage loans held for sale) increased $3.0 million to $370.0 million at December 31, 2000 from $367.0 million at September 30, 2000.

Stockholders' equity increased to $37.6 million at December 31, 2000 from $34.9 million at September 30, 2000, while the ratio of stockholders' equity to total assets increased to 7.0% from 6.7% at September 30, 2000. Book value per share increased to $16.88 at December 31, 2000 from $15.65 at September 30, 2000.

Net interest income for the three months ended December 31, 2000 was $3.4 million, a decrease of $98,000, or 2.8%, from $3.5 million for the same period in 1999. The decrease primarily reflects a decline in the average interest rate spread, partially offset by a rise in net interest earning assets (total interest earning assets less total interest bearing liabilities). The decrease in the average interest spread is primarily a result of an increase in the Company's cost of funds. The Company's average interest rate spread for the three months ended December 31, 2000 decreased to 2.21% from 2.59% for the comparable 1999 period, while the net interest margin decreased to 2.59% for the 2000 three-month period from 2.88% a year earlier.

         Non-interest income for the three months ended December 31, 2000 increased $289,000 to $599,000 from $310,000 for the three months ended December 31, 1999. This increase primarily reflects a $103,000 increase in the net gain on sales of real estate mortgage loans held for sale, a $97,000 increase in service charges and fee income, and an $81,000 increase in the net gain on sales of securities. The increase in net gain on sale of real estate mortgage loans held for sale reflects loans sold of $8.9 million for the three months ended December 31, 2000 as compared to $3.0 million for the period ended December 31, 1999. The increase in service charges and fee income results from increases in transaction volume as well as fee income generated from our annuities and mutual fund sales program. The increase in net gain on sale of securities reflects sales of $1.3 million for the three months ended December 31, 2000, as compared to sales of $15,000 for the period ended December 31, 1999.

Non-interest expense decreased $81,000 to $2.5 million for the three months ended December 31, 2000 compared to $2.6 million for the three months ended December 31, 1999. The decrease primarily reflects a decrease in other non-interest expense of $108,000, and a decrease in federal deposit insurance expense of $22,000, partially offset by an increase in occupancy and equipment expense of $29,000 and an increase in data processing expense of $28,000.

The Company was organized in 1995, as the holding company for the Association. The Association currently serves the financial needs of communities in its market area through four traditional retail offices and one lending center located in Yonkers, New York and five in-store branches, located in Wappingers Falls, Yorktown Heights, Mt. Vernon, Cortlandt Manor and Poughkeepsie, New York. The Company's stock trades on The Nasdaq Stock Market under the symbol "YFCB".

This news release contains various forward-looking statements consisting of estimates with respect to the financial condition, results of operations and business of the company and the bank. These estimates are subject to various factors that could cause actual results to differ materially from these estimates. These factors include, but are not limited to, (i) the effect that an adverse movement in interest rates could have on net interest income, (ii) changes in customer preferences for our products and services, (iii) changes in national and local economic and market conditions, (iv) higher than anticipated operating expenses, (v) a lower level of or higher cost for deposits or a higher cost for borrowings than anticipated, (vi) changes in accounting principles, policies or guidelines, and (vii) legislation or regulations adversely affecting the bank or the company.


                                      -END-

                  YONKERS FINANCIAL CORPORATION AND SUBSIDIARY
                           CONSOLIDATED BALANCE SHEETS
                        (In thousands, except share data)


                                                                            December 31,       September 30,
                                                                                2000               2000
                                                                             -----------        -----------
ASSETS

Cash and cash equivalents:
    Cash and due from banks                                                  $     6,349        $     4,178
    Federal Funds sold                                                             9,000              6,000
                                                                             -----------        -----------
         Total cash and cash equivalents                                          15,349             10,178
                                                                             -----------        -----------
Securities:
     Available for sale, at fair value (amortized cost of $123,275 at
       December 31, 2000 and $116,858 at September 30, 2000)                     121,900            112,373
     Held to maturity, at amortized cost (fair value of  $15,286 at
       December 31, 2000 and $16,081 at September 30, 2000)                       15,257             16,192
                                                                             -----------        -----------
          Total securities                                                       137,157            128,565
                                                                             -----------        -----------
Real estate mortgage loans held for sale, at lower of cost or market value         2,792              2,743
                                                                             -----------        -----------
Loans receivable, net:
     Real estate mortgage loans                                                  356,481            354,583
     Consumer and commercial business loans                                       12,469             11,358
     Allowance for loan losses                                                    (1,769)            (1,703)
                                                                             -----------        -----------
          Total loans receivable, net                                            367,181            364,238
                                                                             -----------        -----------
Accrued interest receivable                                                        3,483              3,223
Federal Home Loan Bank  ("FHLB") stock                                             9,298              9,298
Office properties and equipment, net                                               1,787              1,859
Other assets                                                                       1,744              2,770
                                                                             -----------        -----------
          Total assets                                                          $538,791           $522,874
                                                                             ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Deposits                                                                   $339,811           $325,106
     Securities repurchase agreements                                             79,512             85,012
     FHLB advances                                                                77,320             72,400
     Other liabilities                                                             4,526              5,474
                                                                             -----------        -----------
          Total liabilities                                                      501,169            487,992
                                                                             -----------        -----------

Commitments and contingencies

Stockholders' equity
     Preferred stock (par value $0.01 per share; 100,000
        shares authorized; none issued or outstanding)                                --                 --
     Common stock (par value $0.01 per share: 4,500,000
        shares authorized; 3,570,750 shares issued)                                   36                 36
     Additional paid-in capital                                                   35,501             35,443
     Unallocated common stock  held by employee stock
        ownership plan ("ESOP")                                                   (1,501)            (1,572)
     Unamortized awards of common stock under  management
        recognition plan ("MRP")                                                    (256)              (329)
     Treasury stock, at cost (1,342,011 shares )                                 (22,037)           (22,037)
     Retained income, substantially restricted                                    26,704             26,032
     Accumulated other comprehensive loss                                           (825)            (2,691)
                                                                             -----------        -----------
          Total stockholders' equity                                              37,622             34,882
                                                                             -----------        -----------
                                                                             $   538,791        $   522,874
                                                                             ===========        ===========


                  YONKERS FINANCIAL CORPORATION AND SUBSIDIARY
                        CONSOLIDATED STATEMENTS OF INCOME
                      (In thousands, except per share data)


                                                                  For the Three Months
                                                                    Ended December 31,
                                                                  ----------------------
                                                                    2000          1999
                                                                  --------      --------
Interest and dividend income:
   Loans                                                            $6,857        $6,042
   Securities                                                        2,333         2,387
   Other earning assets                                                349           159
                                                                  --------      --------
     Total interest and dividend income                              9,539         8,588
                                                                  --------      --------
Interest expense
   Deposits                                                          3,577         2,675
   Securities repurchase agreements                                  1,289         1,614
   FHLB advances                                                     1,319           847
                                                                  --------      --------
     Total interest expense                                          6,185         5,136
                                                                  --------      --------
       Net interest income                                           3,354         3,452

Provision for loan losses                                               75            35
                                                                  --------      --------
       Net interest income after provision for loan losses           3,279         3,417
                                                                  --------      --------
Non-interest income:
   Service charges and fees                                            366           269
   Net gain on sales of real estate mortgage loans held for sale       126            23
   Net gain on sales of securities                                      85             4
   Other                                                                22            14
                                                                  --------      --------
      Total non-interest income                                        599           310
                                                                  --------      --------
Non-interest expense:
   Compensation and benefits                                         1,459         1,467
   Occupancy and equipment                                             367           338
   Data processing service fees                                        207           179
   Federal deposit insurance costs                                      16            38
   Other                                                               473           581
                                                                  --------      --------
      Total non-interest expense                                     2,522         2,603
                                                                  --------      --------
        Income before income tax expense                             1,356         1,124

Income tax  expense                                                    496           420
                                                                  --------      --------

       Net income                                                 $    860      $    704
                                                                  ========      ========
Earnings per common share:
       Basic                                                         $0.42         $0.35
       Diluted                                                        0.41          0.34


                  YONKERS FINANCIAL CORPORATION AND SUBSIDIARY
                    SELECTED FINANCIAL RATIOS AND OTHER DATA
                                   (Unaudited)
                             (Dollars in Thousands)

                                                      At or For the Three Months
                                                          Ended December 31,
                                                            2000        1999
                                                      ------------- ------------
Performance Ratios:

Return on average assets                                     0.65%         0.57%
Return on average equity                                     9.85          8.79
Average interest rate spread                                 2.21          2.59
Net interest margin                                          2.59          2.88
Efficiency Ratio                                            65.20         69.27
Net interest income to non-interest expense                132.99        132.62
Non-interest expense to average assets                       1.92          2.13
Average interest-earning assets to average                 107.90        106.91
     interest-bearing liabilities

Capital Ratios:

Average equity to average assets                             6.63%         6.54%
Equity to total assets at end of period                      6.98          6.25
Total risk-based capital                                    14.62         14.92

Asset Quality and Other Data:

Non-performing loans                                          275           766
Real estate owned, net                                         --            --
                                                         --------      --------
Total non-performing assets                                   275           766
                                                         ========      ========
Asset quality ratios:
     Non-performing loans to total loans                     0.07%         0.22%
     Non-performing assets to total assets                   0.05          0.15
Allowance for loan losses to:
     Non-performing loans to total loans                   643.27        203.26
     Total loans                                             0.48          0.44